Exhibit 99.1

Far Peak Acquisition Corporation and Bullish announce the termination of proposed business combination

PRESS RELEASES • DEC 22, 2022 • 3 MIN READ

CAYMAN ISLANDS - December 22, 2022 – Far Peak Acquisition Corporation (NYSE: FPAC), a special purpose acquisition company, and Bullish, a technology company that operates the regulated cryptocurrency trading platform Bullish exchange, announced today that they have mutually agreed to terminate their proposed business combination.

As previously announced on July 8, 2021, Far Peak and Bullish entered into a Business Combination Agreement (the “Agreement”) providing for a business combination in which Bullish would become publicly traded on the New York Stock Exchange.

“Our quest to become a public company is taking longer than expected, but we respect the SEC’s ongoing work to lay new digital asset frameworks and clarify industry-specific disclosure and accounting complexities,” said Brendan Blumer, Chairman and CEO of Bullish. “I’m proud of the dedicated team of Bullish employees and advisors who have devoted countless hours to ensure Bullish operates with the highest standards of transparency and responsibility. This work has formed the operating foundation required to service our customers in the best and safest possible way.”

“We are disappointed that we were unable to present the Bullish transaction to our Far Peak shareholders, “ said Thomas Farley, Chairman and CEO of Far Peak. “Bullish’s accomplishments since its launch have lived up to our expectations, and their daily trading volumes highlight their remarkable growth. I am a big believer in Bullish’s talented team, their vertically integrated approach to exchange liquidity, and their unwavering commitment to regulation, and the highest standards of industry transparency.”

Under the terms of the Agreement, as most recently amended, both Far Peak and Bullish Global would have the right to terminate the Agreement if the transactions had not been consummated by December 31, 2022. In connection with the termination, the parties have agreed to a mutual release.

Despite the extraordinary efforts of the parties over an 18-month period, Bullish and Far Peak have determined that they would be unable to satisfy the requirement that Bullish’s previously filed registration statement on Form F-4 be declared effective in sufficient time to enable Far Peak to call, and solicit proxies for, a special meeting of its shareholders to consider and vote on the proposed business combination prior to year-end.

Bullish exchange, which is available in 50+ jurisdictions, leverages innovative use of AMM Instructions and works within regulatory compliance frameworks, giving institutional and retail traders access to deep liquidity and low-cost transactions. The trading platform is operated by Bullish (GI) Limited and regulated by the Gibraltar Financial Services Commission.

Given the time constraints and market conditions, Far Peak does not intend to seek a new merger partner and will instead focus on winding up either on March 7, 2023, or sooner if practicable.

Far Peak’s amended and restated memorandum and articles of association provide that if it has not consummated an initial business combination by March 7, 2023, Far Peak will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem its Class A ordinary shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account but net of taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-outstanding Class A ordinary shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Far Peak’s remaining shareholders and its board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Contacts

Bullish

media@bullish.com

investors@bullish.com

Far Peak Acquisition Corporation

contact@farpeak.com

About Bullish

Focused on developing products and services for the digital assets sector, Bullish has rewired the traditional exchange to benefit asset holders, enable traders and increase market integrity. Supported by the group’s treasury, Bullish’s new breed of exchange combines deep liquidity, automated market making and industry-leading security to increase the accessibility of digital assets for traders. Bullish exchange is operated by Bullish (GI) Limited and is regulated by the Gibraltar Financial Services Commission (GFSC) (DLT license: FSC1038FSA). For more information on the Bullish exchange, please visit bullish.com and follow Twitter and LinkedIn.

About Far Peak Acquisition Corporation

Far Peak Acquisition Corporation was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination in the financial technology, technology or financial services industries. The Company is sponsored by Far Peak LLC, which is ultimately owned by Thomas W. Farley, the Company’s Chairman and Chief Executive Officer, and David W. Bonanno, the Company’s Chief Financial Officer.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to the wind-up of Far Peak and the redemption of its Class A ordinary shares.  When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including. These forward-looking statements speak only as of the date hereof, and Far Peak expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based. Please refer to the publicly filed documents of Far Peak, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for risks and uncertainties related to Far Peak which may affect the statements made in this press release.